Exhibit 99.1
1stDibs Reports Second Quarter 2026 Financial Results

New York, NY — August 5, 2026 — 1stdibs.com, Inc. (NASDAQ: DIBS), a leading online marketplace for luxury design products ("1stDibs" or the "Company"), today reported financial results for its second quarter ended June 30, 2026.
Second Quarter 2026 Financial Highlights
•Net revenue was $23.3 million, an increase of 5% year-over-year.
•Gross profit was $17.2 million, an increase of 8% year-over-year.
•Gross margin was 73.9%, compared to 71.8% in the second quarter 2025.
•GAAP net loss was $1.0 million compared to a net loss of $4.3 million in the second quarter 2025.
•Non-GAAP Adjusted EBITDA and Adjusted EBITDA Margin was $1.3 million and 5.6%, respectively, compared to $(1.8) million and (7.9)%, respectively, in the second quarter 2025.
•Cash, cash equivalents and short-term investments totaled $67.7 million as of June 30, 2026.

“The second quarter was a proof point for our product, our platform, and our plan," said David Rosenblatt, 1stDibs CEO. "GMV of $96.0 million came in above the high end of guidance, up 7%, our strongest growth rate since late 2024. We believe we gained market share in spite of having reduced Sales and Marketing spend, a combination that tells us our product roadmap is driving structural improvement in our competitive position.”

"The second quarter demonstrated exactly what our reengineered cost structure was designed to do," said Tom Etergino, 1stDibs Chief Financial Officer. "GMV and revenue both beat the high end of guidance, and Adjusted EBITDA margin of approximately 6%, also well above our guidance range, improved over 13 percentage points versus a year ago. The lower cost structure we built from 2022 through 2025 is converting revenue upside directly into margin expansion.”

Other Recent Business Highlights and Second Quarter Key Operating Metrics
•Gross Merchandise Value ("GMV") was $96.0 million, an increase of 7% year-over-year.
•Number of Orders was approximately 32K, a decrease of 4% year-over-year.
•Active Buyers was approximately 58K, a decrease of 10% year-over-year.

Financial Guidance and Outlook
The Company’s third quarter 2026 guidance is below.

Q3 2026 Guidance
GMV	$89.0 million - $94.0 million
Net revenue	$22.0 million - $22.9 million
Adjusted EBITDA margin (non-GAAP)	(1%) - 2%

Actual results may differ materially from our Financial Guidance and Outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.
A GAAP reconciliation to our non-GAAP guidance measure (adjusted EBITDA) is not available on a forward-looking basis without unreasonable effort due to the potential variability and uncertainty of expenses that may be incurred in the future. Stock-based compensation expense is impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this press release.

Webcast Information
1stDibs will host a webcast to discuss its second quarter 2026 financial results today at 8:00 a.m. Eastern Time. Investors and participants can access the webcast at the 1stDibs Investor Relations website (investors.1stdibs.com). A replay of the webcast will be available through the same link following the webcast, for one year thereafter.

Disclosure Information
In compliance with disclosure obligations under Regulation FD, 1stDibs announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission, press releases, company blog posts, public conference calls and webcasts, as well as the investor relations website.

Final Results
The financial results discussed herein are presented on a preliminary basis; final data will be included in 1stDibs's Quarterly Report on Form 10−Q for the period ended June 30, 2026.

About 1stDibs
1stDibs is a leading online marketplace for connecting design lovers with highly coveted sellers and makers of vintage, antique, and contemporary furniture, home décor, art, jewelry, watches and fashion.

Investor Relations Contact:
Kevin LaBuz
investors@1stdibs.com

Forward-Looking Statements
This press release contains or references "forward-looking statements" and "forward-looking information" within the meaning of applicable federal and state securities laws (collectively, "forward-looking statements"). Forward-looking statements include statements relating to our financial guidance for the third quarter of 2026 and underlying assumptions; our ability to improve customer engagement and frequency; our ability to align our resources with strategic growth and profitability; and the impact of our marketing efforts. Any statements in this press release, other than statements of historical fact, including statements regarding our future results of operations and financial position, business strategy and plans, objectives of management for future operations, long term operating expenses, and expectations for capital requirements, may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as: "accelerate," "anticipate," "believe," "can," "contemplate," "continue," "could," "demand," "estimate," "expand," "expect," "focus," "intend," "may," "might," "objective," "ongoing," "opportunity," "outlook," "plan," "potential," "predict," "progress," "project," "should," "target," "will," "would," or the negative of these terms, or other comparable terminology or similar expressions intended to identify statements about the future.

These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the following: (1) our continued efforts to lay the foundation for future growth and deepen our lead in the luxury market; (2) our focus on efficiency and steps to align our expenses to current demand and the impact thereof; (3) our progress towards reaccelerating sustainable growth, reducing our cost, increasing operating leverage, and re-engineering our cost base; and (4) our future results of operations and financial position, including our financial guidance and outlook and our targets for positive Adjusted EBITDA and free cash flow. We cannot guarantee that any forward-looking statement will be accurate. Forward-looking statements are based on current expectations of future events and if these prove to be inaccurate, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to vary materially from those discussed or implied in the forward-looking statements. These risks and uncertainties include but are not limited to the following: (1) our ability to execute our business plan and strategies to achieve our strategic initiatives; (2) our ability to achieve future growth; (3) our ability to enhance GMV growth and shareholder value; (4) our ability to effectively manage and reduce operating costs, maintain a structurally leaner cost base, and realign investment priorities; (5) our ability to execute our stock repurchase program; and (6) macroeconomic conditions or geopolitical events or similar risks, as well as other risks, uncertainties, and other factors discussed in our filings with the Securities and Exchange Commission (the “SEC”), including our Form 10-K for the year ended December 31, 2025 and other periodic reports and filings we make with the SEC. We qualify all of our forward-looking statements by these cautionary statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. These forward-looking statements speak only as of the date of this press release and we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, or otherwise, except as required by law.

Key Operating Metrics Definitions
Gross Merchandise Value
We define Gross Merchandise Value ("GMV") as the total dollar value from items sold by our sellers through 1stDibs in a given month, minus cancellations within that month, and excluding shipping and applicable taxes. GMV includes all sales reported to us by our sellers, whether transacted through the 1stDibs marketplace or reported as an offline sale. We view GMV as a measure of the total economic activity generated by our online marketplace, and as an indicator of the scale and growth of our online marketplace and the health of our ecosystem. Our historical performance for GMV may not be indicative of future performance in GMV.
Number of Orders
We define Number of Orders as the total number of orders placed or reported through the 1stDibs marketplace in a given month, minus cancellations within that month. Our historical performance for Number of Orders may not be indicative of future performance in Number of Orders.
Active Buyers
We define Active Buyers as buyers who have made at least one purchase through our online marketplace during the 12 months ended on the last day of the period presented, net of cancellations. A buyer is identified by a unique email address; thus an Active Buyer could have more than one account if they were to use a separate unique email address to set up each account. We believe this metric reflects scale, engagement and brand awareness, and our ability to convert user activity on our online marketplace into transactions. Our historical performance for Active Buyers may not be indicative of future performance in new Active Buyers.

1STDIBS.COM, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share amounts)

	June 30, 2026	December 31, 2025
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$18,873	$22,880
Short-term investments	48,846	72,157
Accounts receivable, net of allowance for doubtful accounts of $75 and $72 at June 30, 2026 and December 31, 2025, respectively	598	422
Prepaid expenses	3,935	3,203
Receivables from payment processors and seller accounts	9,392	1,990
Other current assets	1,550	1,631
Total current assets	83,194	102,283
Restricted cash, non-current	3,716	3,704
Property and equipment, net	2,527	2,731
Operating lease right-of-use assets	14,728	16,665
Goodwill	4,293	4,306
Other assets	1,907	2,418
Total assets	$110,365	$132,107
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,077	$1,765
Payables due to sellers	7,394	6,649
Accrued expenses	9,031	9,461
Operating lease liabilities, current	4,586	4,447
Other current liabilities	2,723	2,059
Total current liabilities	24,811	24,381
Operating lease liabilities, non-current	11,812	14,141
Other liabilities	4	4
Total liabilities	36,627	38,526
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized as of June 30, 2026 and December 31, 2025; zero shares issued and outstanding as of June 30, 2026 and December 31, 2025	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized as of June 30, 2026 and December 31, 2025; 44,994,373 and 44,086,361 shares issued as of June 30, 2026 and December 31, 2025, respectively; and 33,615,293 and 36,848,301 outstanding as of June 30, 2026 and December 31, 2025, respectively	450	441
Treasury stock, at cost; 11,379,080 and 7,238,060 shares as of June 30, 2026 and December 31, 2025, respectively	(55,707)	(34,977)
Additional paid-in capital	478,273	474,288
Accumulated deficit	(349,215)	(346,018)
Accumulated other comprehensive loss	(63)	(153)
Total stockholders’ equity	73,738	93,581
Total liabilities and stockholders’ equity	$110,365	$132,107

1STDIBS.COM, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net revenue	$23,317	$22,135	$45,705	$44,680
Cost of revenue	6,086	6,237	11,809	12,460
Gross profit	17,231	15,898	33,896	32,220
Operating expenses:
Sales and marketing	5,385	8,142	11,670	17,258
Technology development	6,322	5,902	12,504	11,514
General and administrative	6,658	6,606	13,501	13,558
Provision for transaction losses	929	965	1,603	1,862
Total operating expenses	19,294	21,615	39,278	44,192
Loss from operations	(2,063)	(5,717)	(5,382)	(11,972)
Other income, net:
Interest income	711	989	1,558	2,088
Other, net	363	434	665	788
Total other income, net	1,074	1,423	2,223	2,876
Net loss before income taxes	(989)	(4,294)	(3,159)	(9,096)
Provision for income taxes	(34)	(19)	(38)	(23)
Net loss	$(1,023)	$(4,313)	$(3,197)	$(9,119)
Net loss per share—basic and diluted	$(0.03)	$(0.12)	$(0.09)	$(0.26)
Weighted average common shares outstanding—basic and diluted	34,451,624	35,820,053	35,404,060	35,697,350

1STDIBS.COM, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(3,197)	$(9,119)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	755	880
Stock-based compensation expense	5,993	7,592
Provision for transaction losses, returns and refunds	339	294
Non-cash operating lease expense	1,936	1,777
Accretion of discounts and amortization of premiums on short-term investments, net	14	(250)
Other, net	604	(65)
Changes in operating assets and liabilities:
Accounts receivable	(219)	(305)
Prepaid expenses and other current assets	(1,034)	(1,261)
Receivables from payment processors and seller accounts	(7,401)	(895)
Other assets	394	(406)
Accounts payable and accrued expenses	(1,103)	(1,680)
Payables due to sellers	745	352
Operating lease liabilities	(2,190)	(2,031)
Other current liabilities and other liabilities	662	(122)
Net cash used in operating activities	(3,702)	(5,239)
Cash flows from investing activities:
Maturities of short-term investments	34,844	37,795
Sales of short-term investments	9,006	988
Purchases of short-term investments	(20,784)	(32,484)
Purchases of property and equipment	(529)	(449)
Net cash provided by investing activities	22,537	5,850
Cash flows from financing activities:
Proceeds from exercise of stock options	38	—
Payments for repurchase of common stock	(20,730)	(1,794)
Payments for taxes related to net share settlement of stock-based compensation awards	(2,060)	(1,333)
Net cash used in financing activities	(22,752)	(3,127)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(78)	338
Net decrease in cash, cash equivalents, and restricted cash	(3,995)	(2,178)
Cash, cash equivalents, and restricted cash at beginning of the period	26,584	29,621
Cash, cash equivalents, and restricted cash at end of the period	$22,589	$27,443

Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDA Margin
In this press release, we provide Adjusted EBITDA, a non-GAAP financial measure that represents our net loss adjusted to exclude: (1) depreciation and amortization; (2) stock-based compensation expense; (3) other income, net; (4) provision for income taxes; (5) restructuring expenses; and (6) strategic alternative expenses. We also provide Adjusted EBITDA Margin, a non-GAAP financial measure that presents Adjusted EBITDA divided by net revenue. Below is a reconciliation of net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA.
We have included Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP financial measures, because they are key measures used by our management team to help us to assess our operating performance and the operating leverage in our business. We also use these measures to analyze our financial results, establish budgets and operational goals for managing our business, and make strategic decisions. We believe that Adjusted EBITDA and Adjusted EBITDA Margin help identify underlying trends in our business that could otherwise be masked by the effect of the income and expenses that we exclude from Adjusted EBITDA and Adjusted EBITDA Margin. Accordingly, we believe that these metrics provide useful information to investors and others in understanding and evaluating our results of operations, enhances the overall understanding of our past performance and future prospects, and allows for greater transparency with respect to key financial metrics used by our management in their financial and operational decision-making. We also believe that the presentation of these non-GAAP financial measures provides an additional tool for investors to use in comparing our core business and results of operations over multiple periods with other companies in our industry, many of which present similar non-GAAP financial measures to investors, and to analyze our operating performance.
The non-GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. The non-GAAP financial measures presented should not be considered as the sole measure of our performance and should not be considered in isolation from, or as a substitute for, comparable financial measures calculated in accordance with GAAP. Further, these non-GAAP financial measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations. Accordingly, these non-GAAP financial measures should be considered as supplemental in nature, and are not intended, and should not be construed, as a substitute for the related financial information calculated in accordance with GAAP. These limitations of Adjusted EBITDA and Adjusted EBITDA Margin include the following:
•The exclusion of certain recurring, non-cash charges, such as depreciation and amortization of property and equipment. While these are non-cash charges, we may need to replace the assets being depreciated in the future and Adjusted EBITDA does not reflect cash requirements for these replacements or new capital expenditure requirements;
•The exclusion of stock-based compensation expense, which has been a significant recurring expense and will continue to constitute a significant recurring expense for the foreseeable future, as equity awards are expected to continue to be an important component of our compensation strategy;
•The exclusion of other income, net, which includes interest income related to our cash, cash equivalents and short-term investments and realized and unrealized gains and losses on foreign currency exchange; and
•The exclusion of discrete restructuring expenses such as severance and benefit costs from reductions in force and reorganizations that are fundamentally different in strategic nature from ongoing initiatives. We believe exclusion of these items facilitates a more consistent comparison of operating performance over time because they are distinct from ongoing operational costs.

Because of these limitations, you should consider Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial performance measures, including net loss and our other GAAP results.
Free Cash Flow
Free cash flow is a non-GAAP financial measure defined as net cash from operating activities less purchases of property and equipment. We use free cash flow as a supplemental measure of liquidity and to evaluate our ability to generate cash from operations that can be used for strategic initiatives and working capital requirements.
We believe that free cash flow is an important financial measure for use in evaluating our financial performance. Free cash flow has limitations as it omits certain components of the consolidated statements of cash flows and does not represent the residual cash flow available for discretionary expenditures. Other companies may calculate free cash flow differently, which reduces its usefulness as a comparative measure. As a result of these limitations, free cash flow should be considered in addition to, rather than as a substitute for, net cash from operating activities as a measure of our liquidity and our other GAAP results.
The information in the tables below sets forth the non-GAAP financial measures along with the most directly comparable GAAP financial measures.

1STDIBS.COM, INC.
Reconciliation of Net Loss to Adjusted EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss	$(1,023)	$(4,313)	$(3,197)	$(9,119)
Excluding:
Depreciation and amortization	368	423	755	880
Stock-based compensation expense	3,002	3,542	5,993	7,592
Other income, net	(1,074)	(1,423)	(2,223)	(2,876)
Provision for income taxes	34	19	38	23
Restructuring expenses	—	—	494	—
Adjusted EBITDA (non-GAAP)	$1,307	$(1,752)	$1,860	$(3,500)
Divided by:
Net revenue	$23,317	$22,135	$45,705	$44,680
Adjusted EBITDA Margin (non-GAAP)	5.6%	(7.9)%	4.1%	(7.8)%

1STDIBS.COM, INC.
Reconciliation of Net Cash From Operating Activities to Free Cash Flow
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss	$(1,023)	$(4,313)	$(3,197)	$(9,119)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	368	423	755	880
Stock-based compensation expense	3,002	3,542	5,993	7,592
Provision for transaction losses, returns and refunds	196	259	339	294
Non-cash operating lease expense	976	910	1,936	1,777
Accretion of discounts and amortization of premiums on short-term investments, net	(4)	(426)	14	(250)
Other, net	(9)	(63)	604	(65)
Changes in operating assets and liabilities:
Accounts receivable	21	(127)	(219)	(305)
Prepaid expenses and other current assets	(1,617)	(1,811)	(1,034)	(1,261)
Receivables from payment processors and seller accounts(1)	(5,982)	296	(7,401)	(895)
Other assets	275	(542)	394	(406)
Accounts payable and accrued expenses	20	(1,486)	(1,103)	(1,680)
Payables due to sellers	(21)	(849)	745	352
Operating lease liabilities	(1,104)	(1,019)	(2,190)	(2,031)
Other current liabilities and other liabilities	141	63	662	(122)
Net cash used in operating activities	$(4,761)	$(5,143)	$(3,702)	$(5,239)
Purchases of property and equipment	(297)	(130)	(529)	(449)
Free cash flow (non-GAAP)	$(5,058)	$(5,273)	$(4,231)	$(5,688)
(1) - As of June 30, 2026, a change to our payment processor agreement resulted in a reclassification of approximately $5.9 million from cash and cash equivalents to receivables from payment processors and seller accounts, which is recorded in other current assets, and negatively impacted free cash flow.